Exhibit 2

PURCHASE AGREEMENT

among

REPUBLIC FIRST BANCORP, INC.,

REPUBLIC FIRST BANCORP CAPITAL TRUST IV

and

VERNON W. HILL, II,

THE HARRY D. MADONNA FAMILY TRUST,

STEVEN M. LEWIS,

JOHN P. SILVESTRI, and

THEODORE J. FLOCCO, JR.,

AS PURCHASERS

________________

Dated as of June 10, 2008
________________

PURCHASE AGREEMENT
$10,800,000 Convertible Trust Preferred Securities

            THIS PURCHASE AGREEMENT (the “Agreement”), dated as of June 10, 2008 (the “Closing Date”), is entered into among, Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”), Republic First Bancorp Capital Trust IV, a statutory trust organized under the Delaware Statutory Trust Act (the “Delaware Act”), 12 Del. C. § 3801 et seq. (the “Trust,” and, together with the Company, the “Offerors”), and the Purchasers as set forth in Schedule A (each, a “Purchaser” and together, the “Purchasers”).

WITNESSETH:

            WHEREAS, the Offerors propose that the Trust issue and sell an aggregate of 10,800 Convertible Capital Securities of the Trust (with a stated liquidation amount of $1,000 per capital security) having the terms described in the Declaration (defined below) (“Capital Securities”) to the Purchasers;

            WHEREAS the Capital Securities will be convertible into common stock of the Company, par value $0.01 per share (“Common Stock”), by the Purchasers (i) at any time on or after the occurrence of the following events: (1) if, as of the last day of any calendar quarter beginning with the quarter June 30, 2008, the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such calendar quarter is more than 110% of the conversion price in effect on the last day of such calendar; (2) upon the occurrence of the following corporate events: (a) a “change in control” of the Company, which will be deemed to have occurred at such time as a report is filed on Schedule 13D or TO disclosing that any person has become the beneficial owner of 50% or more of the voting power of the Common Stock then outstanding, (b) any compulsory share exchange, (c) any consolidation of the Company with, or merger of the Company into any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or (d) any sale, transfer or lease of all or substantially all of the assets of the Company; (ii) at any time after June 30, 2009; and (iii) on the business day immediately preceding the date of repayment of such Capital Securities, whether at stated maturity or upon redemption;

            WHEREAS the Company may redeem the Capital Securities, subject to conditions set forth in the Indenture, prior to maturity, in whole or in part, on one or more occasions (i) at any time on or after June 30, 2013 if the Closing Price (as defined in the Indenture, which is defined below) of Common Stock for 20 Trading Days (as defined in the Indenture) in a period of 30 consecutive Trading Days ending on the Trading Day prior to the mailing of the notice of redemption exceeds 120% of the then prevailing Conversion Price (as defined in the Indenture); and (ii) at any time on or after June 30, 2018;

            WHEREAS, the entire proceeds from the sale by the Trust of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of 335 common securities (the “Common Securities”); and

            WHEREAS, the Capital Securities will be guaranteed by the Company to the extent provided in the Guarantee Agreement, dated as of the Closing Date (the “Guarantee Agreement”), between the Company, as guarantor, and Wilmington Trust Company, as guarantee trustee (the “Guarantee Trustee”), with respect to distributions and payments upon liquidation, redemption and otherwise; and

            WHEREAS, the entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase $11,135,000 aggregate principal amount of Convertible Junior Subordinated Debt Securities due 2038 (the “Subordinated Debt Securities”) issued by the Company.  The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Date (the “Declaration”), among the Company, as sponsor, the Administrators named therein (the “Administrators”), Wilmington Trust Company, as institutional trustee (the “Institutional Trustee”), Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.  The Subordinated Debt Securities will be issued pursuant to the Indenture, to be dated as of the Closing Date (the “Indenture”), between the Company and Wilmington Trust Company, as indenture trustee (the “Indenture Trustee”).  The Indenture, the Guarantee Agreement, the Declaration, and this Agreement are hereinafter referred to collectively as the “Operative Documents.”

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

            SECTION 1.  Representations and Warranties of the Offerors.

            (a)  The Trust and the Company, jointly and severally, represent and warrant to each Purchaser of Capital Securities as of the date hereof and as of the Closing Date, and agree with each Purchaser, as follows:

   (i)          Similar Offerings.  Within a period of six months before or after the date hereof, the Offerors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Capital Securities (including any securities of the same or a similar class as the Capital Securities) in a manner that would require the Capital Securities to be registered under the Securities Act of 1933, as amended (the “1933 Act”).

   (ii)         Incorporated Documents.  The documents of the Company filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Exchange Act of 1934, as amended (the “1934 Act”), from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the

“1934 Act Reports”), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party.

   (iii)        Independent Accountants.  The accountants of the Company who certified the financial statements included in the 1934 Act Reports (the “Independent Accountants”) are independent public accountants of the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

   (iv)        Financial Statements and Information.  The consolidated historical financial statements of the Company, together with the related schedules and notes, included in the 1934 Act Reports present fairly, in all material respects, the respective consolidated financial positions of the Company and its consolidated subsidiaries at the respective dates indicated, and the consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the respective periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the 1934 Act Reports present fairly, in all material respects, the information required to be stated therein; and any pro forma financial statements and the related notes thereto included in the 1934 Act Reports present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

   (v)         No Material Adverse Change.  Since March 31, 2008, there have not been (A) any events, changes, or circumstances that have occurred or are occurring that, singularly or in the aggregate, has had or would reasonably be expected to result in a material adverse change in the condition, financial, regulatory or otherwise, or in the business affairs, management, stockholders’ equity, results of operations, or business prospects of the Trust or of the Company and its subsidiaries, each of which is listed in Schedule B, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock declared and paid consistent with past practice.

   (vi)       Internal Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with the management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

   (vii)       Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act); such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the 1934 Act Reports are being prepared, (ii) have been evaluated for effectiveness as of the end of the annual or quarterly period reported to the Commission and (iii) are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

   (viii)      Regulatory Matters.  (a) Neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently (i) restricts in any material respect the conduct of their business, (ii) relates to their capital adequacy or (iii) in any material manner relates to their management or business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

            (b)  Since January 1, 2005, the Company and its Significant Subsidiary has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Office of Thrift Supervision, (ii) the Office of the Comptroller of the Currency, (iv) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the “FDIC”) and (iv) any other federal, state or foreign Governmental Entity (all such reports and statements are collectively referred to herein as the “Reports”), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Reports complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which they were filed and with respect to all other Reports, were complete and accurate in all material respects as of their respective dates.  There are no facts existing as of the date hereof peculiar to the Company or its Significant Subsidiary that the Company has not disclosed in the Reports or to the Purchasers in writing that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

   (ix)       No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the financial statements referred to in Section 1(a)(iv) above and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such financial statements.

   (x)        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority under such laws to own, lease and operate its properties and to conduct its business, to enter into and perform its obligations under each of the Operative Documents to which it is a party, and to issue the Subordinated Debt Securities; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

   (xi)       Good Standing of the Subsidiaries.  The “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company (the “Significant Subsidiary”) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered and has full power and authority under such laws to own, lease and operate its properties and to conduct its current and contemplated business; and the deposit accounts of Republic First Bank (the “Bank”) are insured up to the applicable limits by the Deposit Insurance Fund of the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.  The Company’s only Significant Subsidiary is the Bank.

   (xii)       Foreign Qualifications.  Each of the Company and its Significant Subsidiary is duly qualified as a foreign entity to transact business, and each is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

   (xiii)      Capital Stock Duly Authorized and Validly Issued.  All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock of the Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Company or its Significant Subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws or code of regulations of the Company or its Significant Subsidiary or under any agreement to which the Company or its Significant Subsidiary is a party.

   (xiv)     Capitalization.  (a) The authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, of which as of the date of this Agreement, 10,811,747 shares were issued and outstanding and (B) 10,000,000 shares of preferred stock, of which as of the date of this Agreement, no shares were issued and outstanding.  As of March 31, 2008, the Company held 416,303 shares of Common Stock in its treasury.  As of March 31, 2008, there were 663,044 shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment and stock purchase plans. All of the issued and outstanding shares of the Company’s capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding.  Other than as set forth herein or pursuant to this Agreement, (A) no equity securities or Voting Debt of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (B) there are outstanding no securities or rights convertible into or exchangeable for any equity securities or Voting Debt of the Company and (C) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional equity securities or Voting Debt or options, warrants or rights to purchase or acquire any additional equity securities or Voting Debt.

            (b)  Except for any director qualifying shares, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances, and all of such shares or equity ownership interests have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

   (xv)      Good Standing of the Trust.  The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as provided in the Declaration, to enter into and perform its obligations under the Operative Documents to which it is a party, and to issue the Capital Securities and the Common Securities; the Trust is not a party to or otherwise bound by any agreement other than the Operative Documents to which it is a party; and the Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

   (xvi)      Authorization of Common Securities.  On the Closing Date, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when duly issued and executed in accordance with the Declaration and delivered by the Trust to the Company against payment therefor in accordance with the subscription agreement therefor, will be validly issued and fully paid and nonassessable undivided common beneficial ownership interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and on the Closing Date, all of the issued and outstanding Common Securities of the Trust will be owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

   (xvii)     Authorization of Capital Securities.  On the Closing Date, the Capital Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when duly issued, executed and authenticated in accordance with the Declaration and delivered by the Trust against payment therefor as provided herein and will be validly issued and fully paid and nonassessable undivided preferred beneficial ownership interests in the assets of the Trust; the issuance of the Capital Securities will not be subject to preemptive or other similar rights; and the Capital Securities will be in the form contemplated by, and entitled to the benefits of, the Declaration.

   (xviii)    Authorization of Common Stock.  On the Closing Date, the Common Stock into which the Capital Securities or Debt Securities are convertible pursuant to the Declaration and the Indenture will have been duly authorized for issuance by the Company and, upon conversion, all such stock will be validly issued and fully paid and nonassessable and will have the same relative rights as, and will be identical in all respects with, every other share of Common Stock.

   (xix)      Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Offerors and assuming due authorization, execution and delivery by the Purchasers, will constitute a valid, legal and binding agreement of each of the Offerors, enforceable against each of the Offerors in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

   (xx)      Authorization of Declaration.  The Declaration has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee and the Delaware Trustee, the Declaration will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

   (xxi)      Authorization of Guarantee Agreement.  The Guarantee Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, the Guarantee Agreement will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

   (xxii)     Authorization of Indenture.  The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

   (xxiii)    Authorization of Subordinated Debt Securities.  The Subordinated Debt Securities have been duly authorized by the Company; on the Closing Date, the Subordinated Debt Securities will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as contemplated in the subscription agreement therefor, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Subordinated Debt Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture; the Subordinated Debt Securities constitute indebtedness of the Company for United States federal income tax purposes and the Company has no present intention to exercise its option to defer payments of interest on the Subordinated Debt Securities as provided in the Indenture.

    (xxiv)   Authorization of Administrators.  Each of the Administrators of the Trust is an officer or employee of the Company or one of its subsidiaries and has been duly authorized by the Company to execute and deliver the Declaration.

   (xxv)     Not an Investment Company.  Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom neither the Trust nor the Company will be, an “investment company” or an entity “controlled” by an “investment company”, in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), without regard to Section 3(c) of the 1940 Act.

   (xxvi)    Absence of Defaults and Conflicts.  The Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the “Trust Certificate”) or the Declaration, and neither the Company nor its Significant Subsidiary is in violation of its charter, by-laws or code of regulations; none of the Trust, the Company or any subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance, sale and delivery of the Capital Securities and the Subordinated Debt Securities, the consummation of the transactions contemplated by the Operative Documents, and compliance by the Trust and the Company with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, on the Closing Date, will have been duly authorized by all necessary action on the part of the Trust and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Trust or the Company or its Significant Subsidiary pursuant to any of the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or code of regulations of the Company or its Significant Subsidiary or the Declaration or the Trust Certificate, or violation by the Company or any of its Significant Subsidiaries or bank subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency (including, without limitation, each applicable Regulatory Agency) or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its Significant Subsidiaries or bank subsidiaries or their respective properties or assets (collectively, “Governmental Entities”).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or its Significant Subsidiary prior to its scheduled maturity.

   (xxvii)    ERISA.  (a) All “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Title I of ERISA and are currently maintained or maintained since January 1, 2003, by either the Company or any companies which, with the Company, would be deemed to be a single employer under Section 414(b), (c), (m) or (o) of the Code (collectively, the “Company Group”) for the benefit of the Company Group employees, are collectively, for purposes of this Agreement, referred to herein as the “Company Plans.”  All Company Plans that constitute employee “pension plans” as defined in Section 3(2) of ERISA that are subject to Title IV of ERISA are referred to herein as the “Company Pension Plans.”  Except as would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect, to the knowledge of the Company, no non-exempt “prohibited transaction” (as such term is used in Section 406 of ERISA or Section 4975 of the Code), has heretofore occurred with respect to any Company Plan or any Company Pension Plan and, to the knowledge of the Company, no such non-exempt prohibited transaction with respect to any Company Plan or Company Pension Plan shall occur as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

 (b)  Except as would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated hereby will not result in an increase in the amount of, or acceleration in the timing of payment of vesting of, any compensation payable or awarded by the Company or its Significant Subsidiary to any of its or their employees under any employment agreements, plans or programs of the Company or its Significant Subsidiary.

   (xxviii)   Intellectual Property.  (a) the Company and its Significant Subsidiary owns, or is licensed to use (in each case, free and clear of any claims, liens or encumbrances), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by the Company and its Significant Subsidiary does not, to the knowledge of the Company, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or its Significant Subsidiary acquired the right to use any Intellectual Property; (c) no person is challenging, infringing on or otherwise violating any right of the Company or any of its Significant Subsidiary with respect to any material Intellectual Property owned by or licensed to the Company or its Significant Subsidiary; (d) to the knowledge of the Company, neither the Company nor its Significant Subsidiary has received any notice of any pending claim with respect to any Intellectual Property used by the Company or its Significant Subsidiary; and (e) to the knowledge of the Company, no Intellectual Property owned or licensed by the Company or its Significant Subsidiary is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.  In this Section 1(xxviii), “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

   (xxix)    Environmental Liability.  Except as has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect:  (a) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any liability or obligation of the Company or its Significant Subsidiary arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against the Company or its Significant Subsidiary; (b) to the knowledge of the Company, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any liability or obligation on the part of the Company or its Significant Subsidiary; and (d) neither the Company nor its Significant Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing.

   (xxx)     Taxes and Tax Returns.  Except as has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect: (a) each of the Company and its subsidiaries has duly and timely filed (including all applicable extensions) all reports, returns or other information (including any amendments) required to be supplied to a governmental entity with respect to taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or its subsidiaries (“Tax Returns”) required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all respects), has paid all taxes shown thereon as arising and has duly paid or made provision for the payment of all taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against; (b) the federal, state and local income Tax Returns of the Company and its subsidiaries have been examined by the Internal Revenue Service (the “IRS”) and any applicable state and local tax authorities for all years to and including 2002 and any liability with respect thereto has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by reserves that are adequate under GAAP; (c) there are no disputes pending, or claims asserted, for taxes or assessments upon the Company or its subsidiaries for which the Company does not have reserves that are adequate under GAAP; (d) neither the Company nor its subsidiaries are (A) a party to or is bound by any tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its subsidiaries) or (B) has any liability for the taxes of any Person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law); (e) within the past two years, neither the Company nor its subsidiaries have been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code; (f) neither the Company nor its subsidiaries are required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by the Company or its subsidiaries; and (g) neither the Company nor its subsidiaries has participated in a “transaction” within the meaning of Treasury Regulation section 1.601 1-4(b).

    (xxxi)   Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, which would reasonably be expected to result in a Material Adverse Effect.

    (xxxii)  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the Company or any of its subsidiaries, which would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, would not reasonably be expected to have a Material Adverse Effect.

   (xxxiii)   Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the authorization, execution, delivery or performance by the Trust or the Company of their respective obligations under the Operative Documents, the Subordinated Debt Securities or the Capital Securities, as applicable, or the consummation by the Trust or the Company of the transactions contemplated by the Operative Documents.

   (xxxiv)  Possession of Licenses and Permits.  Each of the Trust, the Company and the subsidiaries of the Company possesses such permits, orders, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it that is material to the Trust or the Company and its subsidiaries considered as one enterprise; each of the Trust, the Company and the subsidiaries of the Company is in compliance with the terms and conditions of all of its Governmental Licenses, except where the failure so to comply, would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, would not reasonably be expected to have a Material Adverse Effect; and none of the Trust, the Company or any subsidiary of the Company has received notice of any proceeding, and to the knowledge of the Trust, the Company or any subsidiary of the Company, there has been no threatened proceeding, relating to the revocation, termination, suspension or modification of any such Governmental Licenses which would reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

   (xxxv)   Title to Property.  Each of the Trust, the Company and the subsidiaries of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except such as, in the reasonable judgment of the Trust or the Company, singularly or in the aggregate, are not expected to result in a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except when the failure of such leases and subleases to be in full force and effect, would not reasonably be expected to have, singularly or in the aggregate, a Material

Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any of the leases or subleases under which the Trust, the Company or any subsidiary of the Company holds properties, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except when such claim would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

   (xxxvi)   Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Capital Securities.

   (xxxvii)  No General Solicitation.  Neither the Trust or the Company nor any of their Affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on its or any of their behalf has engaged or will engage, in connection with the offering of the Capital Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

    (xxxviii)  No Registration.  (a) Subject to compliance by the Purchasers with the relevant provisions of Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Capital Securities by the Trust in the manner contemplated by this Agreement to register the Capital Securities, the guarantee as described in the Guarantee Agreement or the Subordinated Debt Securities under the 1933 Act or to qualify the Declaration, the Guarantee Agreement or the Indenture under the Trust Indenture Act of 1939, as amended.

(b)  Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any of its subsidiaries and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Purchasers as to the matters covered thereby.

SECTION 2.   Representations and Warranties of the Purchasers

(a)  Each Purchaser understands and acknowledges that (i) none of the Capital Securities, the Debentures, the Guarantee or the Common Stock (the “Offeror Securities”) have been or will be registered under the Securities Act, or any other applicable securities laws, (ii) the Offeror Securities are being offered for sale by the Offerors in transactions not requiring registration under the Securities Act, and (iii) the Offeror Securities may not be offered, sold, pledged or otherwise transferred by the Purchasers except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

            (b)  Each Purchaser represents and warrants that it is an “accredited investor” as such term is defined in Regulation D promulgated under the 1933 Act, has the ability to bear the risks of an investment in the Company for an indefinite period and is suitable to be an investor in a private offering.

            (c)  Each Purchaser represents and warrants that it is purchasing the Capital Securities and, if converted, Common Stock for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities and, upon conversion, Common Stock pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchasers agree, severally and not jointly, to the legends and transfer restrictions applicable to the Capital Securities and Common Stock contained in the Declaration.

            (d)  Each Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities and, if converted, Common Stock.

            (e)  Each Purchaser has full power and legal capacity to execute, deliver and perform this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to purchase the Capital Securities.

            (f)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over any Purchaser, other than those that have been made or obtained, is necessary or required for the performance by each Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

            (g)  Each Purchaser represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any law or order by which such Purchaser is bound or (ii) result in a violation or breach of, or constitute a default under any agreement, instrument or contract to which such Purchaser is a party.

            (h)  This Agreement has been duly executed and delivered by each Purchaser.

            (i)  Each Purchaser represents and warrants that it is not a beneficial owner (within the meaning of Section 13(d) of the 1934 Act) of any Common Stock.

            (j)  Each Purchaser understands and acknowledges that the Offerors will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the foregoing acknowledgments, representations, warranties or agreements cease to be accurate, it shall promptly notify the Offerors.

            (k)  Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information that it may obtain from financial statements or other material submitted by the Company to such Purchaser pursuant to this Agreement.  Notwithstanding the foregoing, a Purchaser may disclose such information (i) as has become generally available to the public, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or federal regulatory body having jurisdiction over such Purchaser, (iii) as may be required in response to any summons or subpoena or in connection with any litigation (provided such Purchaser makes reasonable efforts to enable the

Company to seek a protective order), (iv) in order to comply with any law, order, regulation or ruling applicable to such Purchaser or (v) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company.

            (l)  Each Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                       SECTION 3.  Sale and Delivery to Purchasers; Closing.

            (a)  Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, at the Closing provided for in Section 3(b) hereof, the Trust hereby agrees to issue and sell the Capital Securities to each of the Purchasers and, subject to the terms and conditions specified in this Agreement, each of the Purchasers agrees, severally and not jointly, to purchase from the Trust, in consideration of the aggregate purchase price, the number of Capital Securities set forth opposite the name of such Purchaser in Schedule A hereto.

            (b)  The Capital Securities shall be issued in definitive form and registered in the name(s) and denomination(s) specified by the Purchasers.  Subject to all of the terms and conditions of this Agreement, delivery of the certificates representing the Capital Securities shall be made by the Trust to or on behalf of the Purchasers at the offices of Thacher Proffitt & Wood llp in The City of New York (the "Closing"), and payment of the purchase price for the Capital Securities shall be made by the Purchasers to the Trust by wire transfer of immediately available funds to a bank designated by the Company contemporaneous with closing on the Closing Date.

            (c)  At the Closing: (A) the Company will deliver to each Purchaser certificates for the Capital Securities registered in the name of such Purchaser; (B) each Purchaser, in full payment for the Capital Securities, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of the purchase price to be paid hereunder pursuant to subsection (a) above; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Section 6.

            SECTION 4.  Notice of Material Events.  The Offerors covenant with the  Purchasers, severally and not jointly, that, prior to the Closing Date, the Offerors will immediately notify the Purchasers, and confirm such notice in writing, of any event or development that would reasonably be expected to have a Material Adverse Effect.

            SECTION 5.  Payment of Expenses.  Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company, as borrower under the Subordinated Debt Securities, will pay all expenses incident to the performance of its obligations under this Agreement, including (i) expenses related to the preparation, issuance and delivery of the certificates for the Capital Securities and Subordinated Debt Securities, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the fees and disbursements of the Purchasers’ counsel, (iv) the fees and disbursements of the Guarantee

Trustee’s, Institutional Trustee’s and Delaware Trustee’s counsel and (v) the fees and disbursements of any registrar for the Capital Securities.

            SECTION 6.  Conditions of Purchasers’ Obligations.  The obligations of the Purchasers on the Closing Date are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Administrator of the Trust or any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

            (a)  Opinion of Counsel for the Offerors.  On the Closing Date, the Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Thacher Proffitt & Wood llp, special counsel for the Offerors, in substantially the form set out in Annex A hereto, in form and substance reasonably satisfactory to counsel for the Purchasers.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon the opinion of Stevens & Lee P.C., certificates of Administrators of the Trust, officers of the Company or any of its subsidiaries and public officials.

            (b)  Opinion of Special Delaware Counsel for the Trust.  On the Closing Date, the Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Stevens & Lee P.C., special Delaware counsel for the Trust, in substantially the form set out in Annex B hereto, in form and substance reasonably satisfactory to counsel for the Purchasers.

            (c)  Opinion of Special Tax Counsel for the Offerors.  On the Closing Date, the Purchasers shall have received an opinion, dated as of the Closing Date, of Thacher Proffitt & Wood llp, special tax counsel for the Offerors, that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (ii) the Subordinated Debt Securities will constitute indebtedness of the Company for United States federal income tax purposes, in substantially the form set out in Annex C hereto.  Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

            (d)  Opinion of Counsel to the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee.  On the Closing Date, the Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Stevens & Lee P.C., counsel for the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, in substantially the form set out in Annex D hereto, in form and substance reasonably satisfactory to counsel for the Purchasers.

            (e)  Certificates.  On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the 1934 Act Reports, any Material Adverse Effect, and the Purchasers shall have received a certificate of the Chairman, the Chief Executive Officer, the President, any Executive Vice President or any Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and a certificate of an Administrator of the Trust, dated as of the Closing Date, to the effect that

(i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made on and as of the Closing Date, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to the Closing Date.

            (f)  Maintenance of Ratings.  From the date of this Agreement through the Closing Date, there shall not have occurred a downgrading in or withdrawal of the rating assigned to any debt securities or preferred stock of the Company or its Significant Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any debt securities or preferred stock of the Company or its Significant Subsidiary.

            (g)  Additional Documents.  On the Closing Date, the Purchasers shall have been furnished such documents and opinions as they may reasonably request in connection with the issue and sale of the Capital Securities; and all proceedings taken by the Offerors in connection with the issuance, and sale of the Capital Securities shall be satisfactory in form and substance to the Purchaser.

            (h)  Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Offerors at any time on or prior to the Closing Date.  In addition, such termination shall be subject to Section 5 hereof.

            SECTION 7.  Offers and Sales of the Capital Securities.

            (a)  Offer and Sale Procedures.  The Purchasers and the Offerors hereby establish and agree to observe the following provisions with respect to the offer, issue and sale of the Capital Securities:

   (i)          Offers and Sales only to the Purchasers.  Offers and sales of the Capital Securities will be made only to the Purchasers in a transaction not requiring registration under the 1933 Act.

   (ii)         No General Solicitation.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) has been or will be used in connection with the offering of the Capital Securities.

   (iii)        Purchaser Notification.  The Purchasers acknowledge that the Capital Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold without registration under the 1933 Act in accordance with an exemption from the registration requirements of the 1933 Act and (C) may not be offered, sold or otherwise transferred except in accordance with the legend set forth in Annex E hereto.

            (b)  Covenants of the Offerors.  Each of the Offerors, jointly and severally, covenant with the Purchasers as follows:

   (i)         Due Diligence.  In connection with the sale of the Capital Securities, the Offerors agree that the Purchasers shall have the right to make reasonable inquiries into the business of the Trust, the Company and the subsidiaries of the Company.  The Offerors also agree to provide answers to each Purchaser, if requested, concerning the Trust, the Company and the subsidiaries of the Company (to the extent that such information is available or can be acquired and made available without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Capital Securities and the Subordinated Debt Securities.

   (ii)         Integration.  The Offerors agree that they will not, and will cause their Affiliates not to, make any offer or sale of securities of the Offerors of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

   (iii)       Nasdaq Listing.  The Company will use its commercially reasonable efforts to obtain approval for listing of the shares of the Common Stock underlying the Capital Securities on the NASDAQ Stock Market or such other exchange within three months following the Closing Date and will use its commercially reasonable efforts to maintain such listing.

   (iv)    Financial Statements.  For so long as the Purchasers beneficially own Capital Securities convertible into shares of Common Stock, or shares of Common Stock issued upon the conversion of the Capital Securities, or any combination of the foregoing, in any case representing at least 4.9 percent of the Common Stock then outstanding, the Offerors shall deliver the reports required to be delivered to Securityholders (as defined in the Indenture) pursuant to the terms of, and in the manner described in, Section 4.03 of the Indenture.

            SECTION 8.   Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, and shall survive delivery of the Capital Securities by the Trust.

            SECTION 9.  Termination of Agreement.

            (a)  Termination; General.  The Purchasers may terminate this Agreement, by notice to the Offerors, at any time on or prior to the Closing Date if, since the time of execution of this Agreement or, in the case of (i), since the respective dates as of which information is given in the 1934 Act Reports, (i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Purchasers, impracticable to purchase the Capital Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or any national stock exchange or market on or in which such securities are traded or quoted, or if trading generally on the American Stock Exchange, the New York Stock

Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers or any other governmental authority, or (iv) a banking moratorium has been declared by United States federal, Delaware or New York authorities.

            (b)  Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 and Section 5 hereof, and provided further that Sections 1, 7 and 8 hereof shall survive such termination and remain in full force and effect.

            SECTION 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Offerors shall be directed to Republic First Bancorp, Inc., 50 South 16th Street, Philadelphia, Pennsylvania 19102, Attention: Paul Frenkiel, with a copy to Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, Attention: Robert C. Azarow, Esq.  Notices to the Purchasers shall be directed to Vernon W. Hill, II, 17000 Horizon Way, Suite 100, Mount Laurel, NJ 08054 with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Sq., New York, New York 10036, Attention: David C. Ingles, The Harry D. Madonna Family Trust, 1320 N. Avignon Dr., Gladwyne, PA 19035, Steven M. Lewis 1780 Swede Road, Blue Bell, PA 19422, John P. Silvestri, 17000 Horizon Way, Suite 100, Mount Laurel, NJ 08054, and Theodore J. Flocco, Jr., 11 Brookwood Road, Mount Laurel, NJ 08054.

            SECTION 11.  Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Purchasers and the Offerors and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchasers and the Offerors, and their respective successors and the controlling persons and other persons referred to in Sections 1, 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchasers and the Offerors and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

            SECTION 12.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE TRUST AND THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF

LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH OF THE TRUST AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            SECTION 13.  Disclosure of Tax Treatment and Tax Structure.  Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offer and sale and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offer and sale contemplated by this Agreement but does not include information relating to the identity of the Offeror.

            SECTION 14.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchasers and the Offerors in accordance with its terms.

Very truly yours,

REPUBLIC FIRST BANCORP, INC.

By:	/s/ Harry D. Madonna
Name: Harry D. Madonna
Title: Chairman, President and Chief Executive Officer

REPUBLIC FIRST BANCORP CAPITAL TRUST IV

By:	/s/ Harry D. Madonna
Name: Harry D. Madonna
Title: Administrator

VERNON W. HILL, II

/s/ Vernon W. Hill, II
Vernon W. Hill, II

THE HARRY D. MADONNA FAMILY TRUST

By:	/s/ Harry D. Madonna
	Name:	Harry D. Madonna
Title:

STEVEN M. LEWIS

/s/ Steven M. Lewis
Steven M. Lewis

JOHN P. SILVESTRI

/s/ John P. Silvestri
John P. Silvestri

THEODORE J. FLOCCO, JR.

/s/ Theodore J. Flocco, Jr
Theodore J. Flocco, Jr

Schedule A

Name	Amount
Vernon W. Hill, II	$6,000,000
The Harry D. Madonna Family Trust	$3,000,000
Steven M. Lewis	$780,000
John P. Silvestri	$780,000
Theodore J. Flocco, Jr.	$240,000

Schedule B

Significant Subsidiary	Banking Subsidiary
Republic First Bank	Republic First Bank

ANNEX A

Pursuant to Section 5(a) of the Purchase Agreement, special counsel for the Offerors shall deliver an opinion in substantially the following form:

1.           The Company is incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

2.           The Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (ii) issue and perform its obligations under the Subordinated Debt Securities.

3.           The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4.           (i) The Significant Subsidiary is validly existing under the laws of the jurisdiction of its organization; and (ii) to the best of our knowledge, all of the issued and outstanding shares of capital stock of the Significant Subsidiary is owned of record by the Company, directly or through other subsidiaries.

5.           The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation up to the maximum amount allowable under applicable law.

6.           No consent, approval, authorization or order of or filing, registration or qualification with any Governmental Entity is required in connection with the execution and delivery by the Company of the Operative Documents or the Subordinated Debt Securities and the consummation of the transactions contemplated thereby except as have already been obtained or made.

7.           The Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the  Purchasers, respectively, constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors’ rights generally or the reorganization of financial institutions and (ii) the enforceability of the obligations of the Company thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

8.           The Declaration has been duly authorized, executed and delivered by the Company and the Administrators.

9.           Each of the Guarantee Agreement and the Indenture has been duly authorized, executed, and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors’ rights generally or the reorganization of financial institutions and (ii) the enforceability of the Company’s obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

10.           The Subordinated Debt Securities have been duly authorized for issuance by the Company pursuant to the Indenture and, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the subscription agreement therefor, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (i) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors’ rights generally or the reorganization of financial institutions and (ii) the enforceability of the Company’s obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

11.           The execution, delivery and performance of the Operative Documents, Registration Rights Agreement, the Subordinated Debt Securities and the Capital Securities, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, will not result in any violation of (i) the charter or bylaws of the Company, (ii) the charter or bylaws of the Significant Subsidiary,  (iii) the Amended Declaration or the Certificate of Trust of the Trust, (iv) the certificate of trust, trust agreement and other agreements or instruments related to the formation of, and issuance of securities by, First Republic  Bancorp Capital Trust II, (v) the certificate of trust, trust agreement and other agreements or instruments related to the formation of, and issuance of securities by, First Republic Bancorp Capital Trust III and (vi) the terms of any agreement, instrument, contract or other document to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, which agreement, instrument, contract or other document has been filed with the Securities and Exchange Commission as an exhibit to filings required under the 1934 Act during the period from and including January 1, 2007 to and including the date hereof or incorporated by reference to such filings.

12.           Assuming (i) the accuracy of the representations and warranties, and compliance with the agreements, contained in the Purchase Agreement and (ii) that the Capital Securities are sold in the manner contemplated by, and in accordance with, the Purchase Agreement and the Declaration, it is not necessary in connection with the offer, sale and delivery of the Capital Securities by the Trust to the Purchasers to register the Capital Securities, the Guarantee Agreement or the Subordinated Debt Securities under the 1933 Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended.

13.           Neither the Company nor the Trust is, and, following the issuance of the Capital Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, neither the Company nor the Trust will be, an “investment company” required to be registered under the Investment Company Act of 1940 Act, as amended.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of New York and the Federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to you and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

ANNEX B

Pursuant to Section 5(b) of the Purchase Agreement, special Delaware counsel for the Trust shall deliver an opinion in substantially the following form:

1.           The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act.

2.           The Declaration constitutes a valid and binding obligation of the Sponsor and Trustees party thereto, enforceable against such Sponsor and Trustees in accordance with its terms.

3.           Under the Delaware Act and the Declaration, the Trust has the requisite trust power and authority (i) to own its properties and conduct its business, all as described in the Declaration, (ii) to execute and deliver, and perform its obligations under, the Operative Documents to which it is a party, (iii) to authorize, issue, sell and perform its obligations under its Capital Securities and Common Securities, and (iv) to purchase and hold the Subordinated Debt Securities.

4.           The Capital Securities have been duly authorized for issuance by the Trust and, when issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor in accordance with the Declaration and the Purchase Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 5 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and the holders of the Capital Securities will be entitled to the benefits provided by the Declaration.

5.           Each holder of Capital Securities, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the holders of the Capital Securities may be required to make payment or provide indemnity or security as set forth in the Declaration.

6.           Under the Declaration and the Delaware Act, the issuance of the Capital Securities and Common Securities is not subject to preemptive rights.

7.           The Common Securities have been duly authorized for issuance by the Trust and, when issued and executed in accordance with the Declaration and delivered against payment therefor in accordance with the Declaration and the subscription agreement therefor, will be validly issued undivided beneficial interests in the assets of the Trust and the holders of the Common Securities will be entitled to the benefits provided by the Declaration.

8.           Under the Declaration and the Delaware Act, the execution and delivery by the Trust of the Operative Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of the Trust.

9.           The issuance and sale by the Trust of its Capital Securities and Common Securities, the execution, delivery and performance by the Trust of the Operative Documents to which it is a party, the consummation by the Trust of the transactions contemplated by the Operative Documents to

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which it is party, and the compliance by the Trust with its obligations thereunder are not prohibited by (i) the Declaration or the Trust Certificate, or (ii) any law or administrative regulation of the State of Delaware applicable to the Trust.

10.           No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of its Capital Securities and Common Securities, the due authorization, execution and delivery by the Trust of the Operative Documents to which it is a party or the performance by the Trust of its obligations under the Operative Documents to which it is a party.

11.           The holders of the Capital Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

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ANNEX C

Pursuant to Section 5(c) of the Purchase Agreement, special tax counsel for the Offerors shall deliver an opinion in substantially the following form:

It is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company.

It is our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

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ANNEX D

Pursuant to Section 5(d) of the Purchase Agreement, counsel to the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee shall deliver an opinion in substantially the following form:

1.           Wilmington Trust Company (“WTC”) is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Declaration, the Guarantee Agreement and the Indenture (collectively, the “Transaction Documents”).

2.           The execution, delivery, and performance by WTC of the Transaction Documents have been duly authorized by all necessary corporate action on the part of WTC, and the Transaction Documents have been duly executed and delivered by WTC.

3.           The execution, delivery and performance of the Transaction Documents by WTC and the consummation of any of the transactions by WTC contemplated thereby are not prohibited by (i) the charter or bylaws of WTC, (ii) any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which WTC is a party or by which WTC is bound or any judgments or order applicable to WTC.

4.           The Subordinated Debt Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Indenture Trustee, in accordance with the Indenture. The Capital Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Institutional Trustee, in accordance with the Declaration.

5.           None of the execution, delivery and performance by WTC of the Transaction Documents and the consummation of any of the transactions by WTC contemplated thereby requires the consent, authorization, order or approval of, the withholding of objection on the part of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency, under any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, except for the filing of the Trust Certificate with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act (which filing has been duly made).

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ANNEX E

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN ONLY (A) TO THE DEBENTURE ISSUER OR THE TRUST, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT OR TO ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH SUBPARAGRAPHS THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE DEBENTURE ISSUER AND THE TRUST PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE AMENDED AND RESTATED DECLARATION OF TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE DEBENTURE ISSUER OR THE TRUST.  THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS”

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BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING.  ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED DECLARATION OF TRUST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF.  ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

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